Exhibit 99.1

2019 second quarter results
Press release
May 8, 2019

Press Release

Nuance Announces Second Quarter 2019 Results

•	Delivered revenue at high end of expectations and EPS above expectations

•	Continued strength in Dragon Medical, Automotive and Enterprise cloud offerings

•	Significant progress in strategic and operational initiatives

•	Maintains full-year revenue guidance; raises full-year EPS and operating margin guidance

BURLINGTON, Mass., May 8, 2019 – Nuance Communications, Inc. (NASDAQ: NUAN) today announced financial results for its second fiscal quarter ended March 31, 2019.

“We are extremely pleased with a strong second quarter and an excellent first half of fiscal 2019,” said Mark Benjamin, Chief Executive Officer at Nuance. “We delivered on our commitments and made significant progress with our strategic initiatives and programs. Of note, we completed the Imaging sale, made excellent progress toward the Automotive spin, and attracted new leadership to the business. I’m proud of how our organization has performed, delivering strong results and putting us on track to meet our full-year expectations and goals.”

FY 2019 Reporting
As a reminder, effective October 1, 2018, Nuance adopted the ASC 606 revenue recognition standard using the modified retrospective approach. Under this adoption methodology, the Company does not recast its historical financials to reflect the implementation of ASC 606. Results will be presented for Q2 19 under both ASC 605 and 606 methodologies and all relevant year-over-year financial comparisons and trends will be on an ASC 605 basis only. In addition, due to the sale of the Imaging business, the Company is presenting results on a continuing operations basis, unless otherwise noted.

ASC 606 Q2 2019 Performance Summary
ASC 606 Q2 2019 Results for continuing operations include:

•	GAAP revenue of $409.6 million and GAAP earnings per share of $(0.07).
•Non-GAAP revenue of $411.2 million.
•Non-GAAP earnings per diluted share of $0.20.

ASC 605 Q2 2019 Performance Summary
ASC 605 Q2 2019 results for continuing operations include:

•	ASC 605 revenue of $449.0 million, compared to $466.2 million in the same period last year.
•Non-GAAP revenue of $451.0 million, compared to $469.4 million in the same period last year.
•Organic revenue growth of (5)% compared to the same period last year.
•Recurring revenue of $354.4 million, up 250 basis points year over year.
•GAAP EPS of $0.01, compared to $(0.57) in the same period last year.
•Non-GAAP EPS of $0.29, compared to $0.23 in the same period last year.

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•GAAP net income of $3.1 million, compared to $(167.1) million in the same period last year.
•Non-GAAP net income of $84.8 million, compared to $68.4 million in the same period last year.
•GAAP operating margin of 9.0%, compared to (28.6)% in the same period last year.
•Non-GAAP operating margin of 27.3%, compared to 24.2% in the same period last year.

•	Operating cash flows from continuing operations was $111.6 million, or 132% of non-GAAP net income, compared to $97.4 million, or 142% of non-GAAP income in the same period last year.

Capital Allocation
In the second fiscal quarter of 2019, Nuance repaid the remaining 5.375% high-yield bonds at par, reducing annual cash interest expense by approximately $16.1 million. As a result, total debt maturity value is approximately $2.14 billion as of March 31, 2019, down from $2.44 billion as of December 31, 2018, and the Company’s net debt level ratio is 2.7x. Nuance also repurchased a total of 1.2 million shares of its common stock in the second fiscal quarter, at an average price of $13.81 per share, and total consideration of $16.2 million. As of March 31, 2019, and since the beginning of the fiscal year, the Company has repurchased a total of 6.1 million shares of its common stock, at an average price of $15.06 per share, for an aggregate consideration of $91.3 million, and have approximately $466.0 million still available under our existing authorization for share repurchases. Since May 2018, Nuance has repurchased approximately 5.3% of its shares outstanding for an average price of $14.43.
  For a
For a complete discussion of Nuance’s results and business outlook, please see the Company’s Prepared Remarks document available at http://www.nuance.com/earnings-results/.

Please refer to the “Discussion of Non-GAAP Financial Measures,” and “GAAP to Non-GAAP Reconciliations,” included elsewhere in this release, for more information regarding the company’s use of non-GAAP financial measures.
complete discussion of Nuance’s results and business outlook, including a reconciliation of this guidance on
Conference Call and Prepared Remarks
Nuance will host an analyst and investor conference call today at 5:00 p.m. ET. To participate, please access the live webcast here, or dial (877) 273-6124 (US & Canada) or (647) 689-5393 (international) at least five minutes prior to start and reference code 1955829. A replay will be available approximately two hours after the call and can be accessed by dialing (800) 585-8367 (US & Canada) or (416) 621-4642 (international) and entering code 1955829.

Nuance will provide a copy of prepared conference call remarks in combination with its press release. This process and these remarks are offered to provide shareholders and analysts additional time and detail to analyze the results. The remarks will be available at http://investors.nuance.com/ and will not be read on the call.

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About Nuance Communications, Inc.
Nuance Communications, Inc. (NASDAQ: NUAN) is the pioneer and leader in conversational AI innovations that bring intelligence to everyday work and life. The Company delivers solutions that understand, analyze and respond to human language to increase productivity and amplify human intelligence. With decades of domain and artificial intelligence expertise, Nuance works with thousands of organizations – in global industries that include healthcare, telecommunications, automotive, financial services, and retail – to create stronger relationships and better experiences for their customers and workforce. For more information, please visit www.nuance.com.

Trademark reference: Nuance and the Nuance logo are registered trademarks or trademarks of Nuance Communications, Inc. or its affiliates in the United States and/or other countries. All other trademarks referenced herein are the property of their respective owners.

Safe Harbor and Forward-Looking Statements
Statements in this document regarding future performance and our management’s future expectations, beliefs, goals, plans or prospects constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Any statements that are not statements of historical fact (including statements containing the words “believes,” “plans,” “anticipates,” “expects,” "intends" or “estimates” or similar expressions) should also be considered to be forward-looking statements. There are a number of important factors that could cause actual results or events to differ materially from those indicated by such forward- looking statements, including but not limited to: the ability to effect the separation and spin-off of our Auto business; our ability to successfully wind-down certain products or business lines; fluctuations in demand for our existing and future products; fluctuations in the mix of products and services sold in specific periods; further unanticipated costs resulting from the FY17 malware incident including potential costs associated with governmental investigations that may result from the incident; our ability to control and successfully manage our expenses and cash position; our ability to develop and execute in a timely manner our productivity and cost initiatives; the effects of competition, including pricing pressure, and changing business models in the markets and industries we serve; changes to economic conditions in the United States and internationally; the imposition of tariffs or other trade measures particularly between the United States and China; potential future impairment charges related to our reorganized business reporting units; fluctuating currency rates; possible quality issues in our products and technologies; our ability to successfully integrate operations and employees of acquired businesses; the ability to realize anticipated synergies from acquired businesses; and to cut stranded costs related to divested businesses; and the other factors described in our most recent Form 10-K, Form 10-Q and other filings with the Securities and Exchange Commission. We disclaim any obligation to update any forward-looking statements as a result of developments occurring after the date of this document.

Discussion of non-GAAP Financial Measures
We believe that providing the non-GAAP ("Generally Accepted Accounting Principles") information to investors, in addition to the GAAP presentation, allows investors to view the financial results in the way management views the operating results. We further believe that providing this information allows investors to not only better understand our financial performance, but more importantly, to evaluate the efficacy of the methodology and information used by management to evaluate and measure such performance. The non- GAAP information included in this press release should not be considered superior to, or a substitute for, financial statements prepared in accordance with GAAP.

We utilize a number of different financial measures, both GAAP and non-GAAP, in analyzing and assessing the overall performance of the business, for making operating decisions and for forecasting and planning for future periods. Our annual financial plan is prepared both on a GAAP and non-GAAP basis, and the non- GAAP annual financial plan is approved by our board of directors. Continuous budgeting and forecasting for revenue and expenses are conducted on a consistent non-GAAP basis (in addition to GAAP) and actual results on a non-GAAP basis are

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assessed against the non-GAAP annual financial plan. The board of directors and management utilize these non-GAAP measures and results (in addition to the GAAP results) to determine our allocation of resources. In addition, and as a consequence of the importance of these measures in managing the business, we use non-GAAP measures and results in the evaluation process to establish management’s compensation. For example, our annual bonus program payments are based upon the achievement of consolidated non-GAAP revenue and consolidated non-GAAP earnings per share financial targets. We consider the use of non-GAAP revenue helpful in understanding the performance of our business, as it excludes the purchase accounting impact on acquired deferred revenue and other acquisition- related adjustments to revenue. We also consider the use of non-GAAP earnings per share helpful in assessing the organic performance of the continuing operations of our business. By organic performance we mean performance as if we had owned an acquired business in the same period a year ago. By constant currency organic performance, we mean performance excluding the effect of current foreign currency rate fluctuations. By continuing operations, we mean the ongoing results of the business excluding certain unplanned costs. While our management uses these non-GAAP financial measures as a tool to enhance their understanding of certain aspects of our financial performance, our management does not consider these measures to be a substitute for, or superior to, the information provided by GAAP financial statements.

Consistent with this approach, we believe that disclosing non-GAAP financial measures to the readers of our financial statements provides such readers with useful supplemental data that, while not a substitute for GAAP financial statements, allows for greater transparency in the review of our financial and operational performance. In assessing the overall health of the business during the three and six months ended March 31, 2019 and 2018, our management has either included or excluded items in seven general categories, each of which is described below.

Acquisition-related revenue and cost of revenue.
We provide supplementary non-GAAP financial measures of revenue that include revenue that we would have recognized but for the purchase accounting treatment of acquisition transactions. Non-GAAP revenue also includes revenue that we would have recognized had we not acquired intellectual property and other assets from the same customer. Because GAAP accounting requires the elimination of this revenue, GAAP results alone do not fully capture all of our economic activities. These non-GAAP adjustments are intended to reflect the full amount of such revenue. We include non-GAAP revenue and cost of revenue to allow for more complete comparisons to the financial results of historical operations, forward-looking guidance and the financial results of peer companies. We believe these adjustments are useful to management and investors as a measure of the ongoing performance of the business because, although we cannot be certain that customers will renew their contracts, we have historically experienced high renewal rates on maintenance and support agreements and other customer contracts. Additionally, although acquisition-related revenue adjustments are non-recurring with respect to past acquisitions, we generally will incur these adjustments in connection with any future acquisitions.

Acquisition-related costs, net.
In recent years, we have completed a number of acquisitions, which result in operating expenses, which would not otherwise have been incurred. We provide supplementary non-GAAP financial measures, which exclude certain transition, integration and other acquisition-related expense items resulting from acquisitions, to allow more accurate comparisons of the financial results to historical operations, forward looking guidance and the financial results of less acquisitive peer companies. We consider these types of costs and adjustments, to a great extent, to be unpredictable and dependent on a significant number of factors that are outside of our control. Furthermore, we do not consider these acquisition-related costs and adjustments to be related to the organic continuing operations of the acquired businesses and are generally not relevant to assessing or estimating the long-term performance of the acquired assets. In addition, the size, complexity and/or volume of past acquisitions, which often drives the magnitude of acquisition related costs, may not be indicative of the size, complexity and/or volume of future acquisitions. By excluding acquisition-related costs and adjustments from our non-GAAP measures, management is better able to evaluate our ability to utilize our existing assets and estimate the long-term value that acquired assets will generate for us. We believe that providing a supplemental non-GAAP measure, which excludes these items

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allows management and investors to consider the ongoing operations of the business both with, and without, such expenses.

These acquisition-related costs fall into the following categories: (i) transition and integration costs; (ii) professional service fees and expenses; and (iii) acquisition-related adjustments. Although these expenses are not recurring with respect to past acquisitions, we generally will incur these expenses in connection with any future acquisitions. These categories are further discussed as follows:

(i)
Transition and integration costs. Transition and integration costs include retention payments, transitional employee costs, and earn-out payments treated as compensation expense, as well as the costs of integration-related activities, including services provided by third-parties.

(ii)
Professional service fees and expenses. Professional service fees and expenses include financial advisory, legal, accounting and other outside services incurred in connection with acquisition activities, and disputes and regulatory matters related to acquired entities.

(iii)
Acquisition-related adjustments. Acquisition-related adjustments include adjustments to acquisition-related items that are required to be marked to fair value each reporting period, such as contingent consideration, and other items related to acquisitions for which the measurement period has ended, such as gains or losses on settlements of pre-acquisition contingencies.

Amortization of acquired intangible assets.
We exclude the amortization of acquired intangible assets from non-GAAP expense and income measures. These amounts are inconsistent in amount and frequency and are significantly impacted by the timing and size of acquisitions. Providing a supplemental measure which excludes these charges allows management and investors to evaluate results “as-if” the acquired intangible assets had been developed internally rather than acquired and, therefore, provides a supplemental measure of performance in which our acquired intellectual property is treated in a comparable manner to our internally developed intellectual property. Although we exclude amortization of acquired intangible assets from our non-GAAP expenses, we believe that it is important for investors to understand that such intangible assets contribute to revenue generation. Amortization of intangible assets that relate to past acquisitions will recur in future periods until such intangible assets have been fully amortized. Future acquisitions may result in the amortization of additional intangible assets.

Non-cash expenses.
We provide non-GAAP information relative to the following non-cash expenses: (i) stock-based compensation; and (ii) non-cash interest. These items are further discussed as follows:

(i)
Stock-based compensation. Because of varying valuation methodologies, subjective assumptions and the variety of award types, we believe that excluding stock-based compensation allows for more accurate comparisons of operating results to peer companies, as well as to times in our history when stock-based compensation was more or less significant as a portion of overall compensation than in the current period. We evaluate performance both with and without these measures because compensation expense related to stock-based compensation is typically non-cash and the options and restricted awards granted are influenced by the Company’s stock price and other factors such as volatility that are beyond our control. The expense related to stock-based awards is generally not controllable in the short-term and can vary significantly based on the timing, size and nature of awards granted. As such, we do not include such charges in operating plans. Stock-based compensation will continue in future periods.

(ii)
Non-cash interest. We exclude non-cash interest because we believe that excluding this expense provides senior management, as well as other users of the financial statements, with a valuable perspective on the cash-based performance and health of the business, including the current near-term projected liquidity. Non-cash interest expense will continue in future periods.

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Other expenses.
We exclude certain other expenses that result from unplanned events outside the ordinary course of continuing operations, in order to measure operating performance and current and future liquidity both with and without these expenses. By providing this information, we believe management and the users of the financial statements are better able to understand the financial results of what we consider to be our organic, continuing operations. Included in these expenses are items such as restructuring charges, asset impairments and other charges (credits), net, and losses from extinguishing our convertible debt. Other items such as consulting and professional services fees related to assessing strategic alternatives and our transformation programs, implementation of the new revenue recognition standard (ASC 606), and expenses associated with the malware incident and remediation thereof are also excluded.

Non-GAAP income tax provision.
Effective Q2 2017, we changed our method of calculating our non-GAAP income tax provision. Under the prior method, we calculated our non-GAAP tax provision using a cash tax method to reflect the estimated amount we expected to pay or receive in taxes related to the period, which is equivalent to our GAAP current tax provision. Under the new method, our non-GAAP income tax provision is determined based on our non- GAAP pre-tax income. The tax effect of each non-GAAP adjustment, if applicable, is computed based on the statutory tax rate of the jurisdiction to which the adjustment relates. Additionally, as our non-GAAP profitability is higher based on the non-GAAP adjustments, we adjust the GAAP tax provision to remove valuation allowances and related effects based on the higher level of reported non-GAAP profitability. We also exclude from our non-GAAP tax provision certain discrete tax items as they occur, which in fiscal year 2018 also includes certain impacts from the Tax Cuts and Jobs Act of 2017.

Contact Information
For Press
Richard Mack
Nuance Communications, Inc.
Tel: 781-565-5000
Email: richard.mack@nuance.com

For Investors
Tracy Krumme
Nuance Communications, Inc.
Tel: 781-565-4334
Email: tracy.krumme@nuance.com

Financial Tables Follow

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Nuance Communications, Inc.
Condensed Consolidated Statements of Operations
(in thousands, except per share amounts)
Unaudited

	Three Months Ended March 31,
	2019	2019	2018
	(ASC 606)	(ASC 605)	(ASC 605)
Revenues:
Hosting and professional services	$251,111	$264,311	$273,449
Product and licensing	97,543	124,194	130,446
Maintenance and support	60,929	60,500	62,298
Total revenues	409,583	449,005	466,193

Cost of revenues:
Hosting and professional services	153,637	154,322	180,257
Product and licensing	9,940	16,525	14,126
Maintenance and support	8,966	8,247	9,579
Amortization of intangible assets	9,048	9,048	13,058
Total cost of revenues	181,591	188,142	217,020

Gross profit	227,992	260,863	249,173

Operating expenses:
Research and development	65,848	65,848	66,698
Sales and marketing	75,755	73,653	74,857
General and administrative	40,422	40,422	73,183
Amortization of intangible assets	16,956	16,956	18,397
Acquisition-related costs, net	2,233	2,233	2,360
Restructuring and other charges, net	21,469	21,469	8,881
Impairment of goodwill	—	—	137,907
Total operating expenses	222,683	220,581	382,283

Income (loss) from operations	5,309	40,282	(133,110)

Other expenses, net	(27,016)	(27,016)	(32,038)

Income (loss) before income taxes	(21,707)	13,266	(165,148)

(Benefit) provision for income taxes	(958)	10,131	1,993

Net (loss) income from continuing operations	(20,749)	3,135	(167,141)
Net income from discontinued operations	98,081	121,622	3,088
Net income (loss)	$77,332	$124,757	$(164,053)

Net income (loss) per common share - basic:
Continuing operations	$(0.07)	$0.01	$(0.57)
Discontinued operations	0.34	0.43	0.01
Total net income (loss) per basic common share	$0.27	$0.44	$(0.56)

Net income (loss) per common share - diluted:
Continuing operations	$(0.07)	$0.01	$(0.57)
Discontinued operations	0.34	0.42	0.01
Total net income (loss) per diluted common share	$0.27	$0.43	$(0.56)

Weighted average common shares outstanding:
Basic	285,866	285,866	294,103
Diluted	285,866	287,866	294,103

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Nuance Communications, Inc.
Condensed Consolidated Statements of Operations
(in thousands, except per share amounts)
Unaudited

	Six Months Ended March 31,
	2019	2019	2018
	(ASC 606)	(ASC 605)	(ASC 605)
Revenues:
Hosting and professional services	$510,699	$531,935	$531,428
Product and licensing	255,540	259,463	255,194
Maintenance and support	136,998	121,239	126,795
Total revenues	903,237	912,637	913,417

Cost of revenues:
Hosting and professional services	316,807	313,554	351,784
Product and licensing	42,690	31,245	27,898
Maintenance and support	16,727	16,774	19,004
Amortization of intangible assets	18,805	18,805	26,572
Total cost of revenues	395,029	380,378	425,258

Gross profit	508,208	532,259	488,159

Operating expenses:
Research and development	134,176	134,176	132,784
Sales and marketing	151,114	150,534	155,417
General and administrative	84,471	84,471	124,956
Amortization of intangible assets	33,930	33,930	37,238
Acquisition-related costs, net	5,069	5,069	7,921
Restructuring and other charges, net	44,550	44,550	22,450
Impairment of goodwill	—	—	137,907
Total operating expenses	453,310	452,730	618,673

Income (loss) from operations	54,898	79,529	(130,514)

Other expenses, net	(57,920)	(57,920)	(66,138)

Income (loss) before income taxes	(3,022)	21,609	(196,652)

Provision (benefit) for income taxes	28	10,707	(76,976)

Net (loss) income from continuing operations	(3,050)	10,902	(119,676)
Net income from discontinued operations	99,472	120,919	8,851
Net income (loss)	$96,422	$131,821	$(110,825)

Net income (loss) per common share - basic:
Continuing operations	$(0.01)	$0.04	$(0.41)
Discontinued operations	0.35	0.42	0.03
Total net income (loss) per basic common share	$0.34	$0.46	$(0.38)

Net income (loss) per common share - diluted:
Continuing operations	$(0.01)	$0.04	$(0.41)
Discontinued operations	0.35	0.42	0.03
Total net income (loss) per diluted common share	$0.34	$0.46	$(0.38)

Weighted average common shares outstanding:
Basic	286,849	286,849	292,720
Diluted	286,849	289,012	292,720

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Nuance Communications, Inc.
Condensed Consolidated Balance Sheets
(in thousands)

	March 31, 2019	March 31, 2019	September 30, 2018
	(ASC 606)	(ASC 605)	(ASC 605)
	Unaudited	Unaudited
ASSETS
Current assets:
Cash and cash equivalents	$474,776	$474,776	$315,963
Marketable securities	145,908	145,908	135,579
Accounts receivable, net	292,567	319,860	347,873
Prepaid expenses and other current assets	171,717	133,134	94,814
Current assets held for sale	—	—	34,402
Total current assets	1,084,968	1,073,678	928,631

Marketable securities	12,414	12,414	21,932
Land, building and equipment, net	142,968	142,968	153,452
Goodwill	3,238,410	3,238,410	3,247,105
Intangible assets, net	398,312	398,312	450,001
Other assets	255,928	120,607	141,761
Long-term assets held for sale	—	—	359,497
Total assets	$5,133,000	$4,986,389	$5,302,379

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Contingent and deferred acquisition payments	$12,249	$12,249	$14,211
Accounts payable	83,295	83,295	80,912
Accrued expenses and other current liabilities	211,471	212,236	269,339
Deferred revenue	300,746	356,811	330,689
Current liabilities held for sale	—	—	69,013
Total current liabilities	607,761	664,591	764,164

Long-term debt	1,911,185	1,911,185	2,185,361
Deferred revenue, net of current portion	414,437	430,591	434,316
Other liabilities	154,870	133,390	143,524
Long-term liabilities held for sale	—	—	57,518
Total liabilities	3,088,253	3,139,757	3,584,883

Stockholders' equity	2,044,747	1,846,632	1,717,496
Total liabilities and stockholders' equity	$5,133,000	$4,986,389	$5,302,379

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Nuance Communications, Inc.
Consolidated Statements of Cash Flows
(in thousands)Unaudited

	Three Months Ended		Six Months Ended
	March 31,		March 31,
	2018	2018	2019	2018
	(ASC 606)	(ASC 605)	(ASC 606)	(ASC 605)
Cash flows from operating activities:
Net loss from continuing operations	$(20,749)	$(167,141)	$(3,050)	$(119,676)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	40,758	46,412	83,305	94,245
Stock-based compensation	29,871	31,742	64,211	67,967
Non-cash interest expense	12,388	11,854	24,686	25,195
Deferred tax (benefit) provision	(8,060)	6,989	(12,815)	(90,143)
Loss on extinguishment of debt	910	—	910	—
Impairment of fixed assets	—	434	—	1,780
Impairment of goodwill	—	137,907	—	137,907
Other	493	1,294	805	579
Changes in operating assets and liabilities, excluding effects of acquisitions:
Accounts receivable	46,741	20,679	24,914	(19,815)
Prepaid expenses and other assets	(222)	(3,380)	(20,033)	(22,381)
Accounts payable	(8,197)	9,277	3,240	(2,579)
Accrued expenses and other liabilities	11,903	1,151	(7,985)	4,196
Deferred revenue	5,760	210	41,013	88,460
Net cash provided by operating activities - continuing operations	111,596	97,428	199,201	165,735
Net cash (used in) provided by operating activities - discontinued operations	(7,931)	11,832	4,355	29,630
Net cash provided by operating activities	103,665	109,260	203,556	195,365
Cash flows from investing activities:
Proceeds from sale of Imaging business, net of transaction fees	404,045	—	404,045	—
Capital expenditures	(11,214)	(12,783)	(23,434)	(25,326)
Payments for business and asset acquisitions, net of cash acquired	(1,106)	(4,120)	(2,553)	(12,768)
Purchases of marketable securities and other investments	(71,663)	(60,547)	(119,165)	(92,994)
Proceeds from sales and maturities of marketable securities and other investments	71,983	35,468	117,661	195,273
Net cash (used in) provided by investing activities	392,045	(41,982)	376,554	64,185
Cash flows from financing activities:
Repayment and redemption of debt	(300,000)	—	(300,000)	(331,172)
Payments for repurchase of common stock	(16,168)	—	(91,321)	—
Acquisition payments with extended payment terms	—	(47)	—	(16,927)
Proceeds from issuance of common stock from employee stock plans	8,643	9,354	8,643	9,360
Payments for taxes related to net share settlement of equity awards	(6,540)	(5,389)	(38,191)	(44,006)
Other financing activities	(511)	(582)	(1,210)	(647)
Net cash (used in) provided by financing activities	(314,576)	3,336	(422,079)	(383,392)
Effects of exchange rate changes on cash and cash equivalents	391	(433)	782	185
Net increase (decrease) in cash and cash equivalents	181,525	70,181	158,813	(123,657)
Cash and cash equivalents at beginning of period	293,251	398,461	315,963	592,299
Cash and cash equivalents at end of period	$474,776	$468,642	$474,776	$468,642

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Nuance Communications, Inc.
Supplemental Financial Information - GAAP to Non-GAAP Reconciliations
(in thousands)
Unaudited

	Three Months Ended
	March 31,
	2019			2018
	ASC 606	Adjustments	ASC 605	ASC 605

GAAP revenues	$409,583	$39,422	$449,005	$466,193
Acquisition-related revenue adjustments: professional services and hosting	1,220	27	1,247	1,019
Acquisition-related revenue adjustments: product and licensing	251	489	740	2,033
Acquisition-related revenue adjustments: maintenance and support	111	(89)	22	136
Non-GAAP revenues	$411,165	$39,849	$451,014	$469,381

GAAP cost of revenues	$181,591	$6,551	$188,142	$217,020
Cost of revenues from amortization of intangible assets	(9,048)	—	(9,048)	(13,058)
Cost of revenues adjustments: professional services and hosting (1)	(5,481)	—	(5,481)	(6,306)
Cost of revenues adjustments: product and licensing (1)	(132)	—	(132)	(112)
Cost of revenues adjustments: maintenance and support (1)	(381)	—	(381)	(538)
Cost of revenues adjustments: other	(10)	10	—	(76)
Non-GAAP cost of revenues	$166,539	$6,561	$173,100	$196,930

GAAP gross profit	$227,992	$32,871	$260,863	$249,173
Gross profit adjustments	16,634	417	17,051	23,278
Non-GAAP gross profit	$244,626	$33,288	$277,914	$272,451

GAAP income (loss) from operations	$5,309	$34,973	$40,282	$(133,110)
Gross profit adjustments	16,634	417	17,051	23,278
Research and development (1)	7,820	—	7,820	7,757
Sales and marketing (1)	7,638	—	7,638	7,372
General and administrative (1)	8,419	—	8,419	9,657
Acquisition-related costs, net	2,233	—	2,233	2,360
Amortization of intangible assets	16,956	—	16,956	18,397
Restructuring and other charges, net	21,469	—	21,469	8,881
Impairment of goodwill	—	—	—	137,907
Other	1,406	(12)	1,394	31,219
Non-GAAP income from operations	$87,884	$35,378	$123,262	$113,718

GAAP (loss) income before income taxes	$(21,707)	$34,973	$13,266	$(165,148)
Gross profit adjustments	16,634	417	17,051	23,278
Research and development (1)	7,820	—	7,820	7,757
Sales and marketing (1)	7,638	—	7,638	7,372
General and administrative (1)	8,419	—	8,419	9,657
Acquisition-related costs, net	2,233	—	2,233	2,360
Amortization of intangible assets	16,956	—	16,956	18,397
Restructuring and other charges, net	21,469	—	21,469	8,881
Impairment of goodwill	—	—	—	137,907
Non-cash interest expense	12,388	—	12,388	11,854
Other (4)	2,314	(12)	2,302	31,056
Non-GAAP income before income taxes	$74,164	$35,378	$109,542	$93,371

(4) Includes approximately $28 million and $38 million in professional services costs associated with considering strategic alternatives for certain businesses and establishing our Automotive business as an independent reporting segment, for the three and six months ended March 31, 2018, respectively.

Page	11	of 14

2019 second quarter results
Press release
May 8, 2019

Nuance Communications, Inc.
Supplemental Financial Information - GAAP to Non-GAAP Reconciliations
(in thousands)
Unaudited

	Six Months Ended
	March 31,
	2019			2018
	ASC 606	Adjustments	ASC 605	ASC 605

GAAP revenues	$903,237	$9,400	$912,637	$913,417
Acquisition-related revenue adjustments: professional services and hosting	2,452	57	2,509	2,294
Acquisition-related revenue adjustments: product and licensing	429	1,021	1,450	6,672
Acquisition-related revenue adjustments: maintenance and support	257	(116)	141	193
Non-GAAP revenues	$906,375	$10,362	$916,737	$922,576

GAAP cost of revenues	$395,029	$(14,651)	$380,378	$425,258
Cost of revenues from amortization of intangible assets	(18,805)	—	(18,805)	(26,572)
Cost of revenues adjustments: professional services and hosting (1)	(12,813)	—	(12,813)	(13,684)
Cost of revenues adjustments: product and licensing (1)	(396)	—	(396)	(378)
Cost of revenues adjustments: maintenance and support (1)	(147)	—	(147)	(1,219)
Cost of revenues adjustments: other	(383)	10	(373)	(141)
Non-GAAP cost of revenues	$362,485	$(14,641)	$347,844	$383,264

GAAP gross profit	$508,208	$24,051	$532,259	$488,159
Gross profit adjustments	35,682	952	36,634	51,153
Non-GAAP gross profit	$543,890	$25,003	$568,893	$539,312

GAAP income (loss) from operations	$54,898	$24,631	$79,529	$(130,514)
Gross profit adjustments	35,682	952	36,634	51,153
Research and development (1)	16,650	—	16,650	16,764
Sales and marketing (1)	16,895	—	16,895	17,536
General and administrative (1)	17,310	—	17,310	18,386
Acquisition-related costs, net	5,069	—	5,069	7,921
Amortization of intangible assets	33,930	—	33,930	37,238
Restructuring and other charges, net	44,550	—	44,550	22,450
Impairment of goodwill	—	—	—	137,907
Other	5,683	(53)	5,630	43,263
Non-GAAP income from operations	$230,667	$25,530	$256,197	$222,104

GAAP (loss) income before income taxes	$(3,022)	$24,631	$21,609	$(196,652)
Gross profit adjustments	35,682	952	36,634	51,153
Research and development (1)	16,650	—	16,650	16,764
Sales and marketing (1)	16,895	—	16,895	17,536
General and administrative (1)	17,310	—	17,310	18,386
Acquisition-related costs, net	5,069	—	5,069	7,921
Amortization of intangible assets	33,930	—	33,930	37,238
Restructuring and other charges, net	44,550	—	44,550	22,450
Impairment of goodwill	—	—	—	137,907
Non-cash interest expense	24,686	—	24,686	25,195
Other (4)	7,042	(53)	6,989	43,100
Non-GAAP income before income taxes	$198,792	$25,530	$224,322	$180,998

(4) Includes approximately $28 million and $38 million in professional services costs associated with considering strategic alternatives for certain businesses and establishing our Automotive business as an independent reporting segment, for the three and six months ended March 31, 2018, respectively.

Page	12	of 14

2019 second quarter results
Press release
May 8, 2019

Nuance Communications, Inc.
Supplemental Financial Information - GAAP to Non-GAAP Reconciliations, continued
(in thousands, except per share amounts)
Unaudited

	Three Months Ended
	March 31,
	2019			2018
	ASC 606	Adjustments	ASC 605	ASC 605

GAAP provision (benefit) for income taxes	$(958)	$11,089	$10,131	$1,993
Income tax effect of Non-GAAP adjustments	35,449	297	35,746	37,069
Removal of valuation allowance and other items	(17,677)	(3,451)	(21,128)	(21,970)
Removal of discrete items (3)	—	—	—	7,874
Non-GAAP provision for income taxes	$16,814	$7,935	$24,749	$24,966

GAAP net (loss) income from continuing operations	$(20,749)	$23,884	$3,135	$(167,141)
Acquisition-related adjustment - revenues (2)	1,582	427	2,009	3,188
Acquisition-related costs, net	2,233	—	2,233	2,360
Cost of revenue from amortization of intangible assets	9,048	—	9,048	13,058
Amortization of intangible assets	16,956	—	16,956	18,397
Restructuring and other charges, net	21,469	—	21,469	8,881
Impairment of goodwill	—	—	—	137,907
Stock-based compensation (1)	29,871	—	29,871	31,742
Non-cash interest expense	12,388	—	12,388	11,854
Adjustment to income tax expense	(17,772)	3,154	(14,618)	(22,973)
Other (4)	2,324	(22)	2,302	31,132
Non-GAAP net income	$57,350	$27,443	$84,793	$68,405

Non-GAAP diluted net income per share	$0.20		$0.29	$0.23

Diluted weighted average common shares outstanding	287,866		287,866	296,449

(3) As a result of the Tax Cuts and Jobs Act of 2017 (‘TCJA’), for the six months ended March 31, 2018, we recorded a tax benefit of approximately $87.0 million related to remeasuring certain deferred tax assets and liabilities at the lower rates, offset in part by a $2.0 million provision for the deemed repatriation of foreign cash and earnings. For the three months ended March 31, 2018, we recorded a tax expense of approximately $10.0 million, as we revised our estimates of the deferred tax benefit, offset by a cash tax benefit of $12.0 million based on recent IRS guidance regarding the mandatory one-time repatriation tax, reducing the original $14.0 million tax expense recorded in the first quarter of 2018. Also for the three and six months ended March 31, 2018, we recorded a tax benefit of $8.5 million related to the impairment of deductible goodwill in Brazil.

(4) Includes approximately $28 million and $38 million in professional services costs associated with considering strategic alternatives for certain businesses and establishing our Automotive business as an independent reporting segment, for the three and six months ended March 31, 2018, respectively.

Page	13	of 14

2019 second quarter results
Press release
May 8, 2019

Nuance Communications, Inc.
Supplemental Financial Information - GAAP to Non-GAAP Reconciliations, continued
(in thousands, except per share amounts)
Unaudited

	Six Months Ended
	March 31,
	2019			2018
	ASC 606	Adjustments	ASC 605	ASC 605

GAAP provision (benefit) for income taxes	$28	$10,679	$10,707	$(76,976)
Income tax effect of Non-GAAP adjustments	61,269	90	61,359	69,230
Removal of valuation allowance and other items	(16,535)	(4,389)	(20,924)	(37,966)
Removal of discrete items (3)	1,253	—	1,253	91,069
Non-GAAP provision for income taxes	$46,015	$6,380	$52,395	$45,357

GAAP net (loss) income from continuing operations	$(3,050)	$13,952	$10,902	$(119,676)
Acquisition-related adjustment - revenues (2)	3,138	962	4,100	9,159
Acquisition-related costs, net	5,069	—	5,069	7,921
Cost of revenue from amortization of intangible assets	18,805	—	18,805	26,572
Amortization of intangible assets	33,930	—	33,930	37,238
Restructuring and other charges, net	44,550	—	44,550	22,450
Impairment of goodwill	—	—	—	137,907
Stock-based compensation (1)	64,211	—	64,211	67,967
Non-cash interest expense	24,686	—	24,686	25,195
Adjustment to income tax expense	(45,987)	4,299	(41,688)	(122,333)
Other (4)	7,425	(62)	7,363	43,241
Non-GAAP net income	$152,777	$19,151	$171,928	$135,641

Non-GAAP diluted net income per share	$0.53		$0.59	$0.45

Diluted weighted average common shares outstanding	289,012		289,012	299,822

(3) As a result of the Tax Cuts and Jobs Act of 2017 (‘TCJA’), for the six months ended March 31, 2018, we recorded a tax benefit of approximately $87.0 million related to remeasuring certain deferred tax assets and liabilities at the lower rates, offset in part by a $2.0 million provision for the deemed repatriation of foreign cash and earnings. For the three months ended March 31, 2018, we recorded a tax expense of approximately $10.0 million, as we revised our estimates of the deferred tax benefit, offset by a cash tax benefit of $12.0 million based on recent IRS guidance regarding the mandatory one-time repatriation tax, reducing the original $14.0 million tax expense recorded in the first quarter of 2018. Also for the three and six months ended March 31, 2018, we recorded a tax benefit of $8.5 million related to the impairment of deductible goodwill in Brazil.

(4) Includes approximately $28 million and $38 million in professional services costs associated with considering strategic alternatives for certain businesses and establishing our Automotive business as an independent reporting segment, for the three and six months ended March 31, 2018, respectively.

Page	14	of 14

2019 second quarter results
Press release
May 8, 2019

Nuance Communications, Inc.
Supplemental Financial Information - GAAP to Non-GAAP Reconciliations, continued
(in thousands)
Unaudited

	Three Months Ended March 31,		Six Months Ended March 31,
	2019	2018	2019	2018

(1) Stock-based compensation
Cost of professional services and hosting	$5,481	$6,306	$12,813	$13,684
Cost of product and licensing	132	112	396	378
Cost of maintenance and support	381	538	147	1,219
Research and development	7,820	7,757	16,650	16,764
Sales and marketing	7,638	7,372	16,895	17,536
General and administrative	8,419	9,657	17,310	18,386
Total	$29,871	$31,742	$64,211	$67,967

(2) Acquisition-related revenue
Revenues	$1,582	$3,188	$3,138	$9,159
Total	$1,582	$3,188	$3,138	$9,159

Page	15	of 14